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                                                                      Exhibit 15


February 11, 2000

Securities and Exchange Commission
450 Fifth Street
N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated January 26, 2000 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month period ended December 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 (No. 333-75531) dated April 1, 1999.

Yours very truly,



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

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